                                                                    Exhibit 4.10





                      AMENDMENT NO. 9 TO CREDIT AGREEMENT


                 AMENDMENT dated as of October 15, 1993 among BUTLER MANUFACTURING COMPANY, a Delaware corporation (the "Borrower"), the LENDERS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"),


                                  WITNESSETH:


                 WHEREAS, the Borrower, certain banks (the "Banks") and the Agent have heretofore entered into a Credit Agreement dated as of August 24, 1989 (as amended by Amendment Nos. 1 through 8 thereto, the "Credit Agreement"); and

                 WHEREAS, the Borrower wishes to establish certain foreign Subsidiaries to provide sales and technical support for the Borrower and its Subsidiaries in the United States and desires that the Banks agree to the Investment by the Borrower in such foreign Subsidiaries and waive the requirements that (i) the stock of any such foreign Subsidiary be pledged under the Pledge Agreement and (ii) any such foreign Subsidiary become a party to the Subsidiary Guaranty or the Security Agreement;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

                 SECTION 2. Amendment of Section 1.01. Section 1.01 of the Credit Agreement is amended by adding the following defined term thereto:

                                                                    Exhibit 4.10

        "Foreign Subsidiaries" means Wholly-Owned Consolidated Subsidiaries established under the laws of a jurisdiction other than the United States or any political subdivision thereof to provide sales and technical support for the Borrower and its Subsidiaries.

                 SECTION 3. Amendment of Section 5.15. Section 5.15 of the Credit Agreement is hereby amended by relettering clauses (f) and (g) thereof as clauses (g) and (h), respectively, and by adding a new clause (f) thereto to read in its entirety as follows:

        (f) Investments by the Borrower in Foreign Subsidiaries, provided that the aggregate book value of all such Investments (in each case determined at the time such Investment is made) does not at any time exceed $1,000,000;

                 SECTION 4. Waiver of Section 5.21.  The provisions of Section
5.21 of the Credit Agreement that require the Borrower to cause its Subsidiaries to become a party to the Subsidiary Guaranty are hereby waived with respect to the Foreign Subsidiaries.

                 SECTION 5. Waiver of Pledge Agreement and Security Agreement Provisions. Each of the undersigned Banks and Lenders hereby consents to the waiver by the Agent of, and the Agent hereby waives, in each case with respect to the Foreign Subsidiaries only, (i) the provisions in Section 3(B) of the Pledge Agreement requiring the Pledgor to pledge the stock of any Foreign Subsidiary and (ii) the provisions of Section 23 of the Security Agreement requiring the Debtors thereunder to cause any Foreign Subsidiary to become a Debtor party to the Security Agreement.

                 SECTION 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof on the date that the Agent receives counterparts hereof signed by the Borrower and the Required Lenders (or in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it, facsimile, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                                                                    Exhibit 4.10


                 SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                                                                    Exhibit 4.10

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                                   BUTLER MANUFACTURING COMPANY



                                                   By /S/ John J. Holland
                                                   -------------------------
                                                   Title: Vice President




                                                   MORGAN GUARANTY TRUST COMPANY
                                                    OF NEW YORK, as Bank and
                                                    Agent



                                                   By /S/ Jeffrey B. Westcott
                                                   -------------------------
                                                   Title: Vice President



                                                   NATIONSBANK OF TEXAS, N.A.



                                                   By /S/ Ellis E. Moseley
                                                   -------------------------
                                                   Title: Senior Vice President





                                                   THE NORTHERN TRUST COMPANY



                                                   By /S/ Raheela Gill Anwar
                                                   -------------------------
                                                   Title: Commercial Banking
                                                          Officer

                                                                    Exhibit 4.10

                                                WACHOVIA BANK OF GEORGIA,N.A.
                                                 F/K/A THE FIRST NATIONAL
                                                  BANK OF ATLANTA


                                                By /S/ Tina P. Hayes
                                                Title:Assistant Vice President



                                                COMMERCE BANK OF KANSAS CITY



                                                By /S/ Peter W. Shriver
                                                Title: Vice President





                                                BOATMEN'S FIRST NATIONAL BANK
                                                 OF KANSAS CITY



                                                By /S/ Thomas J. Butkus
                                                Title: Vice President


                                                UNITED MISSOURI BANK, N.A.
                                                 F/K/A UNITED MISSOURI BANK
                                                 OF KANSAS CITY, N.A.



                                                By /S/ James A. Sangster
                                                Title: Divisional Executive
                                                       Vice President


                                                J.P. MORGAN DELAWARE



                                                By /S/ George A. Kent
                                                Title: Vice President

                                                                    Exhibit 4.10

                                                   WACHOVIA BANK OF NORTH
                                                   CAROLINA, N.A. F/K/A
                                                   WACHOVIA BANK AND TRUST CO.
                                                   N.A., as Holder of the
                                                   $3,000,000 Rhode Island Port
                                                   Authority and Economic
                                                   Development Corporation
                                                   Industrial Revenue Bond
                                                   (Hedison Manufacturing
                                                   Company Project) Series 1976
                                                   and the $1,500,000 Rhode
                                                   Island Industrial Facilities
                                                   Corporation Industrial
                                                   Revenue Bond (The Alumiline
                                                   Corporation Project) Series
                                                   1982.





                                                   By /S/ Robert G. Brookby
                                                   Title: Senior Vice President